U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 27, 2007

M45 Mining Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

33-55254-42 (Commission File No.)	87-0485310 (IRS Employer Identification No.)

1212 Redpath Crescent
Montreal, Quebec, Canada H3G 2K1
(514) 812-4568
(Address and telephone number of principal executive offices and place of business)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance

Item 5.01 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

By Written Consent of the Majority of Shares Entitled to Vote in lieu of an extraordinary meeting, the majority of shares voted the following person as Officers and/or Directors of the Registrant:

Name	Position
Andrea M. Cortellazzi	Chief Executive Officer and Chairman of Board
Craig Perry	Director
Gilles Ouellette	Director

Andrea M. Cortellazzi is a successful businessman who has been working in New York and Montreal in the financial and stock market industry for the last 8 years. Specialized in architectural design he was previously involved in the construction business and he acquired experience in project management and operational budgeting in large agglomeration projects. He was the CEO of Coastal Holdings, Inc. (COHG.PK) from 2004 until May 2007.

The biographies for the remaining two directors remain the same.

Mr. Demtrius Manolakos was not re-elected to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2007
M45 Mining Resources, Inc. By: Andrea Cortellazzi Andrea Cortellazzi, President